Exhibit 10.16
SECOND AMENDED AND RESTATED
PLEDGE AND SECURITY AGREEMENT
     THIS SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, the “Security Agreement”) is entered into as of August 20, 2010 by and between Bluestem Brands, Inc. (f/k/a Fingerhut Direct Marketing, Inc.), a Delaware corporation (the “Grantor”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the Lenders party to the Credit Agreement referred to below.
PRELIMINARY STATEMENT
     The Grantor, the Administrative Agent and the Lenders party thereto are entering into that certain Second Amended and Restated Credit Agreement dated as of August 20, 2010 (as it may be amended or modified from time to time, the “Credit Agreement”). The Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Grantor under the Credit Agreement and to secure the Secured Obligations.
     ACCORDINGLY, the Grantor and the Administrative Agent, on behalf of the Lenders, hereby agree as follows:
ARTICLE I.
DEFINITIONS
          1.1 Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
     1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this
     Security Agreement are used herein as defined in the UCC.
     1.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:
     “Accounts” shall have the meaning set forth in Article 9 of the UCC.
     “Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
     “Chattel Paper” shall have the meaning set forth in Article 9 of the UCC. “Closing Date” means the date of the Credit Agreement.
     “Collateral” shall have the meaning set forth in Article II.

     “Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.
     “Collateral Deposit Account” shall have the meaning set forth in Section 7.1(a).
     “Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by the Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.
     “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
     “Credit Agreement” has the meaning ascribed thereto in the Preamble.
     “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
     “Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Administrative Agent, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.
     “Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC. “Documents” shall have the meaning set forth in Article 9 of the UCC. “Event of Default” means an event described in Section 5.1.
     “Excluded Payments” has the meaning ascribed thereto in Section 4.6(d)(iii).
     “Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
     “Existing Pledge and Security Agreement” has the meaning ascribed thereto in Section 8.22. “Fingerhut SPV” means Fingerhut Receivables I, LLC.
     “Fingerhut SPV Stock” has the meaning ascribed thereto in Section 11.1.
     “General Intangibles” shall have the meaning set forth in Article 9 of the UCC. “Grantor” has the meaning ascribed thereto in the Preamble.
     “Instruments” shall have the meaning set forth in Article 9 of the UCC.

     “Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement (as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof) dated as of August 20, 2010, by and among SPV Collateral Agent, Administrative Agent, Fingerhut SPV and Grantor.
     “Inventory” shall have the meaning set forth in Article 9 of the UCC.
     “Investment Property.” shall have the meaning set forth in Article 9 of the UCC.
     “Lenders” means the lenders party to the Credit Agreement and their successors and assigns.
     “Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC. “Loan Documents” shall have the meaning set forth in the Credit Agreement. “Lock Box Agreement(s)” shall have the meaning set forth in Section 7.1(a). “Lock Boxes” shall have the meaning set forth in Section 7.1(a).
     “Merchant Deposit Account” has the meaning ascribed thereto in Section 7.1(a) “Payment Intangibles” shall have the meaning set forth in Article 9 of the UCC.
     “Pledged Collateral” means all Securities consisting of Equity Interests of Subsidiaries of the Grantor, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.
     “Purchased Assets” means (i) Underlying Receivables and (ii) other “Purchased Assets” (as such term is defined in Section 2.1(a) of the Receivables Purchase Agreement as in effect on the date hereof or in any other Receivables Purchase Agreement or similar agreement entered into after the date hereof which is substantially in the form of the Receivables Purchase Agreement as in effect on the date hereof, mutatis mutandis, or otherwise reasonably acceptable to Administrative Agent).
     “Receivables Account” shall mean each consumer revolving credit account established pursuant to a Receivables Account Agreement (as defined in the Servicing Agreement) between Receivables Account Owner and any Receivables Obligor (as defined in the Servicing Agreement).
     “Receivables Account Owner Documents” means (i) with respect to WebBank, the Amended and Restated Receivables Sale Agreement dated as of August 20, 2010, by and between WebBank and the Grantor (as it may be amended or modified from time to time) and the Amended and Restated Revolving Loan Product Program Agreement, dated as of August 20, 2010, by and between WebBank and the Grantor (as it may be amended or modified from time to time) (ii) with respect to MetaBank, the Amended and Restated Program Agreement, dated as of August 20, 2010, by and between MetaBank and the Grantor (as it may be amended or modified from time to time) and the Amended and Restated Receivables Sale Agreement, dated as of August 20, 2010, by and between MetaBank and the Grantor (as it may be amended or modified from time to time) and (iii) with respect to any other Receivables Account Owner, each receivables sales agreement, product program agreement and any other similar agreements between such Receivables Account Owner and the Grantor (as such agreements may be amended or modified from time to time).
     “Receivables Purchase Agreement” means that certain Receivables Purchase Agreement dated as of the date hereof among Bluestem Brands, Inc. and Fingerhut SPV, as the same may be amended, modified or supplemented from time to time, in accordance with the terms thereof
     “Receivables Property” means Receivables Accounts and Purchased Assets and all books, records (including electronic records), documents, instruments, ledger cards, files, correspondence, computer programs, tapes, disks and related data that evidence or contain information relating to the Receivables Account and Purchased Assets, and all proceeds and products thereof
     “Required Secured Parties” means (a) prior to an acceleration of the Obligations under the Credit Agreement, the Required Lenders, (b) after an acceleration of the Obligations under the Credit Agreement but prior to the date upon which the Credit Agreement has terminated by its terms and all of the obligations thereunder have been paid in full, Lenders holding in the aggregate at least a majority of the total of the Aggregate Credit Exposure, and (c) after the Credit Agreement has terminated by its terms and all of the Obligations thereunder have been paid in full (whether or not the Obligations under the Credit Agreement were ever accelerated), Lenders holding in the aggregate at least a majority of the aggregate net early termination payments and all other amounts then due and unpaid from the Grantor to the Lenders under the Swap Agreement, as determined by the Administrative Agent in its reasonable discretion.
     “Retained Receivables” means all rights to payment of any kind arising from the sale or other disposition of Inventory (including (i) all Accounts, Chattel Paper, Instruments and General Intangibles constituting the foregoing and (ii) all Letter of Credit Rights and all other Supporting Obligations supporting the payment and performance of the foregoing) but excluding any such rights to payment that are effectively transferred (whether by sale or pledge) pursuant to the Receivables Purchase Agreement.
     “Sales Receivables” means all rights under the Receivables Purchase Agreement, including without limitation all the Payment Intangibles owing to Grantor and arising from sales of Underlying Receivables and other Purchased Assets to Fingerhut SPV pursuant to the Receivables Purchase Agreement.
     “Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
     “Security” has the meaning set forth in Article 8 of the UCC.
     “Senior Subordinated Agent” means Prudential Capital Partners II, L.P.
     “Servicing Accounts” means all rights under the Servicing Agreement, including without limitation, all Accounts owing to Grantor and arising for services rendered or to be rendered by it under the Servicing Agreement.

     “Servicing Agreement” means the Servicing Agreement dated as of August 20, 2010 by and among Fingerhut SPV, Grantor, as Servicer, and Goldman Sachs Bank USA, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
     “Special Flood Hazard Area” has the meaning ascribed thereto in Section 4.8(a).
     “Springing Account Agreement” means the Blocked Account Agreement among Grantor, the Administrative Agent and U.S. Bank National Association pertaining to Account No. 104757791017.
     “SPV Collateral Agent” means Goldman Sachs Bank USA, together with any successors or assigns, as collateral agent under the SPV Security Agreement.
     “SPV Credit Documents” means the SPV Credit Agreement, the Receivables Purchase Agreement, the Servicing Agreement, the SPV Security Agreement, the Holdings Bad Acts Guaranty, the Holdings Letter Agreement and each additional Credit Document (as defined in the SPV Credit Agreement).
     “SPV Share Pledge” means that certain Equity Pledge Agreement dated as of August 20, 2010, by and between Borrower and the SPV Collateral Agent, as may be further amended, modified and supplemented in accordance with the terms thereof
     “Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC. “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Minnesota or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Administrative Agent’s or any Lender’s Lien on any Collateral.
     “Underlying Receivables” means all amount payable by a Receivables Obligor (as defined in the Servicing Agreement) on the related Receivables Account from time to time, and purchased by or contributed to Fingerhut SPV from Grantor under the Receivables Purchase Agreement.
     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE II.
GRANT OF SECURITY INTEREST
     To secure payment and performance of the Secured Obligations, the Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in all of its right, title and interest in, to and under certain personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), consisting of:

(i)	Retained Receivables;

(ii)	the Servicing Accounts;

(iii)	Sales Receivables;

(iv)	all Inventory and all Documents;

(v)	the Collateral Deposit Account and the Merchant Deposit Account;

(vi)	all Equity Interests in Fingerhut SPV;

(vii)	all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by the Grantor or in which it has an assignable interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(viii)	all proceeds and products of any and all of the foregoing;
excluding, however, in each case, the Receivables Property now existing or hereafter arising. To the extent that any security interest arises in any Receivables Account or in any asset under this Security Agreement prior to its becoming Receivables Property, such security interest is deemed to have terminated automatically on the date it becomes a Receivables Account or Receivables Property (and the Administrative Agent agrees to release automatically, without further action, its lien in such Receivables Account or Receivables Property); provided that such security interest shall be automatically reinstated on the date when any such Receivables Property is reconveyed to the Grantor and ceases to be Receivables Property pursuant to the terms of the SPV Credit Documents.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     The Grantor represents and warrants to the Administrative Agent and the Lenders that:
     3.1 Title, Perfection and Priority. The Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against the Grantor in the locations listed on Exhibit E, as such exhibit may be amended with Administrative Agent’s consent, not to be unreasonably withheld or delayed, the Administrative Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).

     3.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of the Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A, as such exhibit may be amended with Administrative Agent’s consent, not to be unreasonably withheld or delayed.
     3.3 Principal Location. The Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A, as such exhibit may be amended with Administrative Agent’s consent, not to be unreasonably withheld or delayed; the Grantor has no other places of business except those set forth in Exhibit A.
     3.4 Collateral Locations. All of Grantor’s locations where Collateral is located are listed on Exhibit A, as such exhibit may be amended with Administrative Agent’s consent, not to be unreasonably withheld or delayed. All of said locations are owned by the Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.
     3.5 Deposit Accounts. All of the Grantor’s Deposit Accounts are listed on Exhibit B, as such exhibit may be amended with Administrative Agent’s consent, not to be unreasonably withheld or delayed.
     3.6 Exact Names. The Grantor’s name in which it has executed this Security Agreement is, as of the date hereof, the exact name as it appears in the Grantor’s organizational documents, as amended, as filed with the Grantor’s jurisdiction of organization. Except for its former name “Fingerhut Direct Marketing, Inc.”, the Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.
     3.7 Letter of Credit Rights and Chattel Paper. Exhibit C lists all Collateral consisting of Letter of Credit Rights and Chattel Paper of the Grantor, as such exhibit may be amended with Administrative Agent’s consent, not to be unreasonably withheld or delayed. All action by the Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).
     3.8 [Intentionally Omitted]
     3.9 Inventory. With respect to any Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of the Grantor’s locations set forth on Exhibit A, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by

Section 4.10, (c) the Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and Lenders, and except as permitted under the Credit Agreement, (d) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or other disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (f) sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the Grantor is a party or to which such property is subject.
     3.10 Filing Requirements. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute.
     3.11 No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Administrative Agent on behalf of the Lenders as the secured party and (b) as permitted by Section 4.1(e).
     3.12 Pledged Collateral.
          (a) Exhibit D sets forth a complete and accurate list of all of the Pledged Collateral, as such exhibit may be amended with Administrative Agent’s consent, not to be unreasonably withheld or delayed. The Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit D as being owned by it, free and clear of any Liens, except for (i) the first priority security interest of the SPV Collateral Agent in the Pledged Collateral; (ii) the second priority security interest granted to the Administrative Agent for the benefit of the Lenders hereunder; and (iii) the third priority security interests of the Senior Subordinated Agent. The Grantor further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible, and (iii) all Pledged Collateral held by a securities intermediary is covered by a control agreement among the Grantor, the securities intermediary and the Administrative Agent pursuant to which the Administrative Agent has Control.
          (b) In addition, (i) none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice to or, filing with, any governmental authority or any other Person is required for the pledge by the Grantor of the Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by the Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.
          (c) Except as set forth in Exhibit D, as such exhibit may be amended with Administrative Agent’s consent, not to be unreasonably withheld or delayed, the Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral.
ARTICLE IV.
COVENANTS
     From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, the Grantor agrees that:
     4.1 General.
          (a) Collateral Records. The Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Administrative Agent shall from time to time request.
          (b) Authorization to File Financing Statements; Ratification. The Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Collateral by any description which reasonably approximates the description contained in this Security Agreement or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, including describing such property as “all assets” or “all personal property” and may add thereto “whether now owned or hereafter acquired” or words of similar import and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor. The Grantor also agrees to furnish any such information to the Administrative Agent promptly upon request. The Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

          (c) Further Assurances. The Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may specify. The Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.
          (d) Disposition of Collateral. The Grantor will not sell, lease or otherwise dispose of the Collateral except for dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.
          (e) Liens. The Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted under the terms of the Credit Agreement.
          (f) Other Financing Statements. The Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1(e). The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to the Grantor’s rights under Section 9-509(d)(2) of the UCC.
          (g) Compliance with Terms. The Grantor will perform and comply with all obligations in respect of the Collateral and all agreements to which it is a party or by which it is bound relating to the Collateral.
     4.2 Retained Receivables.
          (a) Certain Agreements on Retained Receivables. The Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Retained Receivable or accept in satisfaction of a Retained Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, the Grantor may reduce the amount of Retained Receivables in accordance with its present policies and in the ordinary course of business.
          (b) Collection of Retained Receivables. Except as otherwise provided in this Security Agreement, the Grantor will collect and enforce, at the Grantor’s sole expense, all amounts due or hereafter due to the Grantor under the Retained Receivables.
          (c) Electronic Chattel Paper. The Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic Chattel Paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
          4.3 Inventory.

          (a) Maintenance of Inventory. The Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory in saleable condition, except for damaged or defective goods arising in the ordinary course of the Grantor’s business.
          (b) Returned Inventory. If an Account Debtor returns any Inventory to the Grantor when no Event of Default exists, then the Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon. All returned Inventory shall not be Eligible Inventory.
          (c) Perpetual Inventory System. The Grantor will maintain a perpetual inventory reporting system at all times.
     4.4 Delivery of Instruments, Securities, Chattel Paper and Documents. As to all Chattel Paper and Instruments constituting part of the Collateral, the Grantor will (a) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities (other than the Fingerhut SPV Stock, while the Intercreditor Agreement and the SPV Credit Documents are in effect) and Instruments constituting Collateral (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any Chattel Paper, Securities (other than the Fingerhut SPV Stock, while the Intercreditor Agreement and the SPV Credit Documents are in effect) and Instruments constituting Collateral, and (c) upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral. The Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral set forth in such Amendments shall be considered to be part of the Collateral.
     4.5 Uncertificated Pledged Collateral. The Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. The Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, the Grantor will, with respect to Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance satisfactory to the Administrative Agent, giving the Administrative Agent Control.
     4.6 Pledged Collateral.

          (a) Changes in Capital Structure of Issuers. The Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral to dissolve, merge, liquidate or retire any of its Equity Interests, or (ii) vote any Pledged Collateral in favor of any of the foregoing.
          (b) Issuance of Additional Securities. The Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to the Grantor.
          (c) Registration of Pledged Collateral. The Grantor will permit any registerable Pledged Collateral to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Secured Parties.
          (d) Exercise of Rights in Pledged Collateral.
          (i) Without in any way limiting the foregoing and subject to clause (ii) below, the Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of the Pledged Collateral.
          (ii) The Grantor will permit the Administrative Agent or its nominee at any time after the occurrence of an Event of Default, without notice, to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.
          (iii) The Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and
          (iv) All Excluded Payments and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
     4.7 No Interference. The Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.
     4.8 Insurance.
          (a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, the Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall be in an amount equal to the lesser of the total commitment or the total replacement cost value of the Inventory at such location.
          (b) All insurance policies required hereunder and under Section 5.09 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Administrative Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Administrative Agent.
          (c) All premiums on such insurance shall be paid when due by the Grantor, and copies of the policies delivered to the Administrative Agent upon request. If the Grantor fails to obtain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Grantor’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.
     4.9 Collateral Access Agreements. The Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. With respect to such locations or warehouse space leased as of the Closing Date and thereafter, if the Administrative Agent has not received a Collateral Access Agreement as of the Effective Date (or, if later, as of the date such location is acquired or leased), the Grantor’s Eligible Inventory at that location shall be subject to such Reserves as may be established by the

Administrative Agent. After the Closing Date, no real property or warehouse space shall be leased by the Grantor and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date, unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location and if it has not been obtained, the Grantor’s Eligible Inventory at that location shall be subject to the establishment of Reserves acceptable to the Administrative Agent. The Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.
     4.10 Change of Name or Location; Change of Fiscal Year. The Grantor shall not (a) change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) the type of entity that it is, or (iii) its organization identification number, if any, issued by its state of incorporation or other organization, in each case, which would make any financing statement or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 of the UCC as in effect in the State of Delaware, unless the Administrative Agent shall have received notice of any such change and file such financing statements or amendments as may be necessary to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of Lenders, in any Collateral within thirty days after any such change, or (b) change its (i) chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement or (ii) state of incorporation or organization, in each case, without giving Administrative Agent prompt written notice of any such change and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of Lenders, in any Collateral and will execute any documents necessary to perfect or preserve the validity, perfection or priority of such security interest, provided that, any new location shall be in the continental U.S.
ARTICLE V.
EVENTS OF DEFAULT AND REMEDIES
     5.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:
          (a) Any representation or warranty made by or on behalf of the Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.
          (b) The breach by the Grantor of any of the terms or provisions of Article IV or Article VII.
          (c) The breach by the Grantor (other than a breach which constitutes an Event of Default under any other Section of this Article V) of any of the terms or provisions of this Security Agreement which is not remedied within ten days after such breach.

          (d) The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.
          (e) Subject to the provisions of the Intercreditor Agreement, any Equity Interest which is included within the Collateral shall at any time constitute a Security or the issuer of any such Equity Interest shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Administrative Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Administrative Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.
     5.2 Remedies.
          (a) Upon the occurrence of an Event of Default, the Administrative Agent may, with the concurrence or at the direction of the Required Secured Parties exercise any or all of the following rights and remedies:
          (i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Lenders prior to an Event of Default;
          (ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;
          (iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral;
          (iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to the Grantor or any other Person, enter the premises of the Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and
          (v) except as limited by Section 11.1, concurrently with written notice to the Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.
          (b) The Administrative Agent, on behalf of the Lenders, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
          (c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Lenders, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.
          (d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.
          (e) If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Swap Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Obligations pursuant to the terms of the Swap Agreement.
          (f) Notwithstanding the foregoing, neither the Administrative Agent nor the Lenders shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
          (g) The Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. The Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Grantor and the issuer would agree to do so.
     5.3 Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, the Grantor will:
          (a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at the Grantor’s premises or elsewhere;
          (b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;
          (c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;
          (d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and
          (e) at its own expense, cause the independent certified public accountants then engaged by the Grantor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.
     5.4 Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of the Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from the Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to the Grantor and any Inventory that is covered by any copyright owned by or licensed to the Grantor and the Administrative Agent may finish any work in process and affix any trademark owned by or licensed to the Grantor and sell such Inventory as provided herein.
ARTICLE VI.
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
     6.1 Account Verification. The Administrative Agent may at any time, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of the Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with the Grantor and obligors in respect of Instruments of the Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Retained Receivables subject to applicable laws.
     6.2 Authorization for Secured Party to Take Certain Action.
          (a) The Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of the Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.2, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Retained Receivables in the name of the Administrative Agent or the. Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Retained Receivables, (ix) to sign the Grantor’s name on any invoice or bill of lading relating to the Retained Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Retained Receivables, (x) to exercise all of the Grantor’s rights and remedies with respect to the collection of the Retained Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Retained Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Retained Receivables, (xiii) to prepare, file and sign the Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of the Grantor, (xiv) to prepare, file and sign the Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Retained Receivables, (xv) to change the address for delivery of mail addressed to the Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to the Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and the Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve the Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.
          (b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Lenders, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i)-(vi) and Section 6.2(a)(xvi), it shall not exercise any power or authority granted to it uness an Event of Default has occurred and is continuing.
     6.3 Proxy. THE GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF THE GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF A DEFAULT, SUBJECT TO THE INTERCREDITOR AGREEMENT.
     6.4 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY LENDER, NOR ANY OF THEIR

RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
ARTICLE VII.
COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS;
DEPOSIT ACCOUNTS
     7.1 Collection of Retained Receivables.
          (a) On or before the Closing Date, the Grantor shall execute and deliver to the Administrative Agent a Deposit Account Control Agreement for account number 104774082853, in the name of the Grantor maintained by the Grantor at U.S. Bank National Association (such account, or such other accounts as are reasonably acceptable to the Administrative Agent, the “Merchant Deposit Account”), which Merchant Deposit Account is identified as such on Exhibit B. The Grantor shall cause to be deposited in that Merchant Deposit Account on each Business Day all proceeds of Collateral other than proceeds of Sales Receivables, Servicing Accounts and Retained Receivables. On or before the Closing Date, the Grantor shall execute and deliver to the Administrative Agent a Deposit Control Account Agreement for a deposit account with account number 758660021 in the name of the Grantor maintained with JPMorgan Chase Bank, N.A. (such account, or such other accounts as are reasonably acceptable to the Administrative Agent, the “Collateral Deposit Account”). The Grantor shall cause to be deposited in the Collateral Deposit Account on each Business Day all proceeds of Servicing Accounts, Sales Receivables and settlement payments from Receivables Account Owners under the Receivables Account Owner Documents and Retained Receivables. On each Business Day, all funds on deposit in the Merchant Deposit Account shall be transferred to the Collateral Deposit Account.
          (b) The Administrative Agent shall hold and apply funds received into the Collateral Deposit Account as provided by the terms of Section 7.2.
     7.2 Application of Proceeds; Deficiency. All amounts deposited in the Collateral Deposit Account shall be deemed received by the Administrative Agent in accordance with Section 2.18 of the Credit Agreement and shall, after having been credited in immediately available funds, be applied (and allocated) by the Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement. If a Full Cash Dominion Condition is in effect, at the election of Administrative Agent or the direction of Required Lenders, any such proceeds of the Collateral shall be applied in the order set forth in Section 2.18(b) of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into the Grantor’s general operating account. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all Secured

Obligations, including any attorneys’ fees and other expenses incurred by the Administrative Agent or any Lender to collect such deficiency.
ARTICLE VIII.
GENERAL PROVISIONS
     8.1 Waivers. The Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Administrative Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, the Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
     8.2 Limitation on Administrative Agent’s and Lenders’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on. Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.
     8.3 Compromises and Collection of Collateral. The Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Retained Receivables, that certain of the Retained Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Retained Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Retained Receivable. In view of the foregoing, the Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Retained Receivable, accept in full payment of any Retained Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Retained Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.
     8.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which the Grantor has agreed to perform or pay in this Security Agreement and the Grantor shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
     8.5 Specific Performance of Certain Covenants. The Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Lenders to seek and obtain specific performance of other obligations of the Grantor contained in this Security Agreement, that the covenants of the Grantor contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantor.
     8.6 Dispositions Not Authorized. The Grantor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between the Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the Lenders unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Secured Parties.
     8.7 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Secured Obligations have been paid in full.
     8.8 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
     8.9 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     8.10 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantor, the Administrative Agent and the Lenders and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, hereunder.

     8.11 Survival of Representations. All representations and warranties of the Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
     8.12 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantor, together with interest and penalties, if any. The Grantor shall reimburse the Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantor.
     8.13 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
     8.14 Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or supporting letter of credit has been delivered to the Administrative Agent as required by the Credit Agreement) and no commitments of the Administrative Agent or the Lenders which would give rise to any Secured Obligations are outstanding.
     8.15 Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantor and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Administrative Agent relating to the Collateral.
     8.16 CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     8.17 CONSENT TO JURISDICTION. THE GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES

ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
     8.18 WAIVER OF JURY TRIAL. THE GRANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
     8.19 Indemnity The Grantor hereby agrees to indemnify the Administrative Agent and the Lenders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Lender is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the Lenders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the Lenders or the Grantor, and any claim for trademark infringement).
     8.20 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.
     8.21 Effect of Changes in SPV Credit Documents. The SPV Credit Documents may be amended, modified, supplemented, restated, refinanced or extended from time to time (each a “change”); provided that, for purposes of this Agreement, no such change shall affect the defined terms in the SPV Credit Documents as such terms have been incorporated herein by reference in a manner which impairs or diminishes the Collateral in any material respect. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, the parties hereto expressly agree that any conveyance, assignment, reconveyance or reassignment executed in accordance with the provisions of any such SPV Credit Document shall not be considered to be a change to such SPV Credit Document.

     8.22 Effect on Existing Pledge and Security Agreement. This Agreement is intended to amend and restate the provisions of the Pledge and Security Agreement dated as of June 21, 2007, as amended and restated on May 15, 2008, and as amended on July 31, 2009, among the parties hereto (the “Existing Pledge and Security Agreement”) and, except as expressly modified herein, (x) all of the terms and provisions of the Existing Pledge and Security Agreement shall continue to apply for the period prior to the Closing Date and (y) the Liens under the Existing Pledge and Security Agreement shall be continuing in all respects.
     8.23 Springing Account Agreement. The Administrative Agent will not deliver a written notice pursuant to Section 4(b) of the Springing Account Agreement to U.S. Bank National Association terminating Grantor’s access to, and granting the Administrative Agent exclusive control over, Account No. 104757791017 (or such other account as is reasonably acceptable to the Administrative Agent) until the occurrence and continuance of an Event Default.
ARTICLE IX.
NOTICES
     9.1 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantor at the address set forth on Exhibit A as its principal place of business, and to the Administrative Agent and the Lenders at the addresses set forth in accordance with Section 9.01 of the Credit Agreement.
     9.2 Change in Address for Notices. Each of the Grantor, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.
ARTICLE X.
THE ADMINISTRATIVE AGENT
     JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

ARTICLE XI.
STOCK OF FINGERHUT SPV; LIMITATION ON ACTIONS.
     11.1 The parties hereto acknowledge that the pledge hereunder of the membership interests (the “Fingerhut SPV Stock”) of Grantor in the Fingerhut SPV is (i) junior in priority to the pledge of the Fingerhut SPV Stock to the SPV Secured Parties under the SPV Share Pledge and (ii) prohibited by the terms of the Receivables Purchase Agreement, unless certain limitations with respect to the pledge of the Fingerhut SPV Stock as set forth herein are observed. Accordingly, in order to induce the SPV Collateral Agent to permit the pledge of the Fingerhut SPV Stock, the parties hereto agree to the following limitations relating only to the pledge of the Fingerhut SPV Stock and not to any other Pledged Collateral.
     To induce the SPV Collateral Agent to permit the pledge of the Fingerhut SPV Stock, the parties hereto agree to the following limitations:
          (a) Notwithstanding anything to the contrary contained herein:
          (i) Prior to the date that is one year and one day after all Obligations under (and as defined in) the SPV Credit Agreement have been paid in full, the Administrative Agent, for itself and for the Lenders, agrees that, with respect to the Fingerhut SPV Stock, it will not, without the prior written consent of the SPV Collateral Agent, take any action adverse to the SPV Collateral Agent or the SPV Secured Parties, including, without limitation, (A) causing the Fingerhut SPV to violate or breach any term or provision in any SPV Credit Document, (B) amending or altering any of the Fingerhut SPV’s organizational documents, (C) causing the Fingerhut SPV to incur any debt, other than, in each case, as may be allowed in the SPV Credit Documents or (D) otherwise take any action which would compromise or call into question the intended bankruptcy remote structure of the transactions contemplated by the Receivables Purchase Agreement and the other SPV Credit Documents; provided, that any termination of the Receivables Purchase Agreement in accordance with the terms thereof shall not be deemed to be adverse to the interests of the SPV Collateral Agent or the SPV Secured Parties;
          (ii) Prior to the date on which the Obligations under (and as defined in) the SPV Credit Documents have been paid in full, in the event that the Administrative Agent receives any payments or funds constituting Receivables Property, the Administrative Agent shall hold such payments or funds in trust for the benefit of the SPV Collateral Agent, and shall promptly transfer such payments or funds to the SPV Collateral Agent;
          (iii) Prior to the date on which the Obligations under (and as defined in) the SPV Credit Documents have been paid in full, (A) this Article XI shall not be amended, restated, supplemented or otherwise modified without the prior written consent of the SPV Collateral Agent and the provisions of this Article XI shall be contained in any agreement that amends and restates this Security Agreement and (B) the Administrative Agent for itself and for the Lenders agrees that no such party shall enter into any additional agreement that would adversely affect the rights of any SPV Secured Party under the SPV Credit Agreement set forth in Article XI hereof;
          (iv) Prior to the date that is one year and one day after all Obligations under (and as defined in) the SPV Credit Documents have been paid in full, neither the Administrative Agent nor any Lender shall object to or contest in any administrative, legal or equitable action or proceeding (including, without limitation, any insolvency, bankruptcy, receivership, liquidation, reorganization, winding up, readjustment, composition or other similar proceeding relating to the Grantor or the Fingerhut SPV or their respective property) or object to or contest in any other manner (1) the interests of the Fingerhut SPV and its successors and assigns in any of the assets transferred (or purported to be transferred) by Grantor to the Fingerhut SPV pursuant to the Receivables Purchase Agreement and/or (2) the interests of the SPV Collateral Agent, and/or any SPV Secured Party in the Receivables Property or otherwise take any action which would compromise or call into question the intended bankruptcy remote structure of the transactions contemplated by the SPV Credit Documents. Neither the Administrative Agent nor any Lender shall object to or contest in any manner the receipt of any payment by the SPV Collateral Agent with respect to the Receivables Property in accordance with the terms of the SPV Credit Documents; and
          (v) Prior to the date that is ninety-five (95) days after all Obligations under (and as defined in) the SPV Credit Documents have been paid in full, neither the Administrative Agent nor any Lender shall exercise or seek to exercise any rights or remedies, including any action of foreclosure, with respect to the Fingerhut SPV Stock or institute any action or proceeding with respect to such rights or remedies, including any action of foreclosure.
     The provisions of this Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment made pursuant to the Receivables Purchase Agreement is rescinded or must otherwise be returned by the SPV Collateral Agent or any of the Lenders upon the insolvency, bankruptcy or reorganization of the Grantor or the Fingerhut SPV or otherwise, all as though such payment had not been made.
     (b) The SPV Collateral Agent shall be a third-party beneficiary with respect to this Article XI.
     (c) The provisions of this Article XI provide for relative rights of the Administrative
Agent and the SPV Collateral Agent, respectively, and are not intended for the benefit of the Grantor or the Fingerhut SPV, nor shall such provisions limit or modify the obligations of the Grantor under the Loan Documents or the SPV Credit Documents, respectively.
     11.2 Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the lien and security interest in the Fingerhut SPV Stock granted to the Administrative Agent, for the benefit of the Lenders, pursuant to this Security Agreement and the exercise of any right or remedy in respect of the Fingerhut SPV Stock by the Administrative Agent and the Lenders hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between a provision of the Intercreditor Agreement and this Security Agreement that relates solely to the rights or obligations of, or relationships between, the SPV Secured Parties and the Administrative Agent, the provisions of the Intercreditor Agreement shall control.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BLUESTEMBRANDS, INC.
By:	/s/ Mark Wagener
	Name:	Mark Wagener
	Title:	Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Bradford R. Kuhn
	Name:	Brandford R. Kuhn
	Title:	Duly Authorized Signatory